UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 23, 2025

GALECTIN THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, STE 240
NORCROSS, GA 30071
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001par value per share	GALT	The Nasdaq Stock Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting of Stockholders held on January 23, 2025, the stockholders of the Company elected each of the Company’s directors that had been nominated to serve until the next annual meeting or until their successors are elected and have been qualified.  The stockholders also ratified the selection of Cherry Bekaert LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2024;

The final results of the voting on each matter of business at the 2023 Annual Meeting are as follows:

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Gilbert F. Amelio, Ph.D.	18,236,198	1,013,767	20,045,381
Benjamin S. Carson, Sr., M.D.	18,935,118	314,847	20,045,381
Kary Eldred	18,919,225	330,740	20,045,381
Kevin D. Freeman	18,617,186	632,779	20,045,381
Joel Lewis	18,720,842	529,123	20,045,381
Gilbert S. Omenn, M.D., Ph.D.	19,000,733	249,232	20,045,381
Marc Rubin, M.D.	18,649,439	600,526	20,045,381
Elissa J. Schwartz, Ph.D.	18,980,465	269,500	20,045,381
Harold H. Shlevin, Ph.D.	18,719,597	530,368	20,045,381
Richard E. Uihlein, Chairman	18,988,589	261,376	20,045,381
Richard A. Zordani	18,993,681	256,284	20,045,381

Ratification of the selection of Cherry Bekaert LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2024

Votes For	Votes Against	Votes Abstain
38,723,588	162,839	408,919

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galectin Therapeutics Inc.

Date: January 28, 2025	By:	/s/ Jack W. Callicutt
Jack W. Callicutt
Chief Financial Officer